Exhibit 99(a)

Household Home Equity Loan Trust 2002-4


Original Principal Amount                 $   846,640,000.00
Number of Class A Notes (000's)                      846,640


Payment Date                                                        12/20/2002

                                                                    Total 2002

Principal Payment Amount                                           15,353,025.95

Interest Payment Amount                                             1,634,015.20

Total Payment Amount                                               16,987,041.15